                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1996

                                                                     STATE OF
                               NAME                                INCORPORATION
                               ----                                -------------
Nationwide Health Properties Finance Corporation..................   Delaware
MLD Financial Capital Corporation.................................   Delaware